As filed with the Securities and Exchange Commission on October 31, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

52-1165937

(IRS Employer Identification No.)

151 W. 42nd St.

New York, NY 10036

United States of America

(Address of principal executive offices)

Nasdaq, Inc. Equity Incentive Plan

(Full Title of the Plan)

John A. Zecca

Executive Vice President and Global Chief Legal, Risk and Regulatory Officer

Nasdaq, Inc.

151 W. 42nd St.

New York, NY 10036

United States of America

+1 (212) 401-8700

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brian V. Breheny

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

(202) 371-7180

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Nasdaq, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) under the Nasdaq, Inc. Equity Incentive Plan, as amended and restated (the “Plan”). This Registration Statement registers 7,500,000 additional shares of Common Stock that are available for issuance under the Plan or that have become available for issuance under the Plan pursuant to the share counting provisions of the Plan upon the termination, expiration, cancellation or forfeiture of awards or the withholding of shares for tax obligations.

The 7,500,000 additional shares of Common Stock available for issuance under the Plan registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the Plan pursuant to the following currently effective registration statements: (i) the Registration Statement on Form S-8 (Registration No. 333-70992) filed on October 4, 2001 (the “Original Registration Statement”), as amended by Post-Effective Amendment No. 1 thereto filed on November 6, 2001; (ii) the Registration Statement on Form S-8 (Registration No. 333-110602) filed on November 19, 2003 (the “Second Registration Statement”); (iii) the Registration Statement on Form S-8  (Registration No. 333-167723) filed on June 23, 2010 (the “Third Registration Statement”); (iv) the Registration Statement on Form S-8 (Registration No. 333-196838) filed on June 17, 2014 (the “Fourth Registration Statement”); and (v)  the Registration Statement on Form S-8 (Registration No. 333-225218) filed on May 25, 2018 (the “Fifth Registration Statement”). The contents of the Original Registration Statement, the Second Registration Statement, the Third Registration Statement, the Fourth Registration Statement, and the Fifth Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Original Registration Statement, Second Registration Statement, the Third Registration Statement, the Fourth Registration Statement, and the Fifth Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement, the Second Registration Statement, the Third Registration Statement, the Fourth Registration Statement, and the Fifth Registration Statement as applicable.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Nasdaq, Inc. Equity Incentive Plan (the “Plan”) covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

As noted above, the documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plan as specified under Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are incorporated as of their respective dates in this Registration Statement by reference and shall be deemed to be a part hereof:

•

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 21, 2025 (including those portions of our Definitive Proxy Statement for the 2025 Annual Meeting of Shareholder that are incorporated by reference in our Form 10-K);

•

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April  28, 2025, Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on July 25, 2025 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on October 23, 2025;

•

The Registrant’s Current Reports on Form 8-K filed with the SEC on January   29, 2025 (Item 8.01 only), February 10, 2025, February 25, 2025, March 12, 2025, April  24, 2025 (Item 8.01 only), June  16, 2025; July  24, 2025 (Item 8.01 only) and October 21, 2025 (Item 8.01 only); and

•	The description of our Common Stock contained in Exhibit 4.21 to our Annual Report on Form 10-K, filed with the SEC on February 21, 2024.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Items 2.02 or 7.01 of Form 8-K.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The registrant’s Amended and Restated Certificate of Incorporation and By-Laws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. In addition, the registrant maintains liability insurance for its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Nasdaq, Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 28, 2014)

3.2	Certificate of Elimination of the Series A Convertible Preferred Stock of Nasdaq, Inc. (incorporated herein by reference to Exhibit 3.1.1 to the Current Report on Form 8-K filed on January 28, 2014)

3.3	Certificate of Amendment of Nasdaq’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 19, 2014)

3.4	Certificate of Amendment of Nasdaq’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 8, 2015)

3.5	Certificate of Amendment of Nasdaq’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 20, 2022)

3.6	By-Laws of Nasdaq, Inc. (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 21, 2016)

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed on November 4, 2015)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Nasdaq, Inc. Equity Incentive Plan (as amended and restated as of April 24, 2018) (Incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-8 filed on May 25, 2018)

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24	Power of Attorney (included on the signature page hereof)

107*	Filing Fee Table

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that:

(A)

paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Nasdaq, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 31, 2025.

NASDAQ, INC.

By:	/s/ Adena T. Friedman
Adena T. Friedman, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints John A. Zecca and Erika Moore as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection with the Registration Statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of October 31, 2025.

Signature	Title

/s/ Adena T. Friedman
Adena T. Friedman	Chief Executive Officer and Chair of the Board (Principal Executive Officer)

/s/ Sarah Youngwood
Sarah Youngwood	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michelle L. Daly
Michelle L. Daly	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Melissa M. Arnoldi
Melissa M. Arnoldi	Director

/s/ Charlene T. Begley
Charlene T. Begley	Director

/s/ Essa Kazim
Essa Kazim	Director

/s/ Thomas A. Kloet
Thomas A. Kloet	Director

/s/ Kathryn A. Koch
Kathryn A. Koch	Director

/s/ Holden Spaht
Holden Spaht	Director

/s/ Michael R. Splinter
Michael R. Splinter	Director

/s/ Johan Torgeby
Johan Torgeby	Director

/s/ Toni Townes-Whitley
Toni Townes-Whitley	Director

/s/ Jeffery W. Yabuki
Jeffery W. Yabuki	Director

/s/ Alfred W. Zollar
Alfred W. Zollar	Director